Pricing Supplement No. 112                                        Rule 424(b)(3)
Dated: July 20, 1999                                          File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)

                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $100,000,000                      Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:                                 Fixed Rate Notes [_]                Certificated Notes [_]
July 23, 1999

Maturity Date:                                       CUSIP#: 073928 KM 4
July 24, 2000
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:  ***

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate: N/A

[_]        Commercial Paper Rate                                      Minimum Interest Rate: N/A

[ ]        Federal Funds Rate                                         Interest Reset Date(s): *

[_]        Treasury Rate                                              Interest Reset Period: Monthly

[_]        LIBOR Reuters                                              Interest Payment Date(s): **

[X]        LIBOR Telerate

[_]        Prime Rate                                                 Interest Payment Period: Monthly

[_]        CMT Rate


Initial Interest Rate:  ***

 Index Maturity:  One Month
 Spread (plus or minus): +0.07%


*        8/24/99, 9/24/99, 10/25/99, 11/24/99, 12/24/99, 1/24/2000, 2/24/2000,
         3/24/2000, 4/24/2000, 5/24/2000 and 6/26/2000.

**       8/24/99, 9/24/99, 10/25/99, 11/24/99, 12/24/99, 1/24/2000, 2/24/2000,
         3/24/2000, 4/24/2000, 5/24/2000, 6/26/2000 and 7/24/2000.

***      The one month LIBOR rate as of July 21, 1999 plus 7 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.